Exhibit 16




August 16, 2005



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Re:  East Delta Resources Corp.


Dear Sirs/Madams:



We have read the statements in Item 4.01 of Form 8-K/A of East Delta Resource Corp dated August 16, 2005. We agree with the statements concerning our firm in such Form 8-K/A.



Yours truly,

/s/  Kingery & Crouse, P.A.